                                                                  Rule 424(b)(3)
                                                       Registration No. 33-61103

                             PROSPECTUS SUPPLEMENT

                             SYNBIOTICS CORPORATION

This prospectus supplement is dated December 7, 1998. It relates to the Prospectus, dated July 19, 1995, of Synbiotics Corporation under a registration statement on Form S-8, registration number 33-61103.

In September 1998 Synbiotics declared a dividend on each share of Common Stock (including the Shares) outstanding on October 7, 1998. The per-share dividend consisted of one Right to purchase, for $10.00, 1/1000th of a share of Synbiotics' Series A Junior Participating Preferred Stock. The dividend was paid on October 7, 1998 and was part of Synbiotics' implementation of a "poison pill" shareholder rights plan.

Until a triggering acquisition-oriented event (as defined in Synbiotics' Rights Agreement), each of the Rights is paired with and will trade inseparably with one share of Synbiotics Common Stock. Accordingly, each of the Shares sold under this Prospectus will include not only a share of Common Stock but also the Right which is paired with it.

A complete description of the Rights is included in Synbiotics' registration statement on Form 8-A filed on October 7, 1998, which has been incorporated by reference into this Prospectus.